Exhibit 10.33

AMENDMENT TO PROJECT DEVELOPMENT AND MANAGEMENT
AGREEMENT FOR BALLENGER RUN PUD

THIS AMENDMENT (hereinafter referred to as the “Amendment”), made as of this 16th day of October 2019 by and between Adams-Aumiller Properties, LLC (“Adams-Aumiller”) and Cavalier Development Group, LLC (“Cavalier”) (together Adams-Aumiller and Cavalier are referred to as the “Developers”) and SeD Maryland Development, LLC (the “Owner”).

RECITALS

WHEREAS, MacKenzie Development Company, LLC, Cavalier and Owner entered into a Project Development and Management Agreement for Ballenger Run PUD dated February 25, 2015 (the “Contract”), a copy of which is attached as Exhibit A hereto and made part hereof by reference; and

WHEREAS, MacKenzie Development Company, LLC assigned and transferred all its rights, obligations and interests in the Contract to Adams-Aumiller pursuant to an Assignment and Assumption Agreement dated September 15, 2017, a copy of which is attached as Exhibit B hereto and made part hereof by reference; and

WHEREAS, Adams-Aumiller, Cavalier and Owner desire to amend the Contract to include the development of an additional 36 lots in the Project.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

1.
Developers will seek all County approvals to permit 36 age-restricted villa lots to be built on the 5.975 acre parcel identified as Lot D Ballenger Run which is recorded in the Land Records of Frederick County in book 100 page 48 (the “CCRC Parcel”). This rezoning approval will require an amendment to the originally approved Adequate Public Facilities Memorandum of Understanding and the Developer’s Rights and Responsibilities Agreement. Developers will attend all County Council, Planning Commission, staff, and other meetings as required. Owner’s legal counsel will also support this effort.

2.
With the assistance of the Owner’s engineer, Developers will seek site plan approval from Frederick County for the CCRC Parcel which is to include 36 attached single-family lots. Developers will attend all Planning Commission, public and staff meetings required for site plan approval.

3.
For the CCRC Parcel, Developer will perform all necessary Services To Be Provided By Developers as outlined in Section 2 of the Contract A. This includes but is not limited to engineering approvals, lot development and construction and close out services.

4.
Compensation for Services for development of the CCRC Parcel shall be as follows:

i.
A fee of $50,000 to by paid by Owners to the Developers and due by October 31, 2019. This fee shall be paid $27,500 to Cavalier and $22,500 to Adams-Aumiller. Invoices will be sent by Cavalier and Adams-Aumiller to Owner. Upon payment of this $50,000 fee, the $50,000 fee for the sale of the CCRC Parcel as outlined in Section 4f of the Contract shall no longer be owed from Owner to Developers.

ii.
A fee of $2,500 for every villa lot in the CCRC Parcel which is sold and settled to a third party. This fee shall be paid to the Developers at the time of settlement and shall be included on the settlement statement for each villa lot. The fee shall be paid as $1,375 to Cavalier and $1,125 to Adams-Aumiller. An invoice will not be issued for these fees, but Owner shall instruct the settlement agent to make the payments to the Developers at lot settlement. For only these 36 lots included in the CCRC Parcel, the fees outlined in Section 4d and 4e of the Contract shall not be owed from Owner to Developers.

5.
Except to the extent modified herein, all of the terms, conditions and provisions of the Contract and Assignment and Assumption Agreement are hereby ratified and declared to be in full for and effect.

IN WITNESS WHEREOF, each party hereto has executed and sealed this Agreement by its duly authorized representative, as of the day and year first above written.

WITNESS:	Adams-Aumiller Properties, LLC

By: /s/ Robert J. Aumiller, Jr. (SEAL)
Robert J. Aumiller, Jr., Manager

WITNESS:	Cavalier Development Group, LLC

By: /s/ Stephen P. Oder (SEAL)
Stephen P. Oder, Manager

WITNESS:	SeD Maryland Development, LLC
By: SeD Development Management, LLC, Manager

By: /s/ Charles W.S. MacKenzie (SEAL)
Charles W.S. MacKenzie, Manager

EXHIBIT A

Project Development and Management Agreement dated February 25, 2015

EXHIBIT B

Assignment and Assumption Agreement dated September 15, 2017